UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 20, 2006
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street – 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-6900	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.
Item 8.01 Other Events.
On February 20, 2006, Citizens Utility Board held a press conference announcing that legislation would be introduced in the Illinois General Assembly to amend House Bill 1944 to enact a freeze in electric rates in Illinois for three years. House Bill 1944 was originally a non-substantive bill that is currently in the Rules Committee of the House. In order for such an amendment to become law it would need to be approved by both the Illinois House and the Senate and signed by the Governor.
ComEd believes the proposed legislation, if enacted into law, would have serious detrimental effects on Illinois, ComEd, and consumers of electricity. For these and other reasons, ComEd believes that there will be significant opposition in the Illinois General Assembly to passage of a rate freeze extension. In addition, ComEd believes the proposed rate freeze extension, if enacted into law, will violate federal law and the U.S. Constitution, and ComEd is prepared to challenge the rate freeze legislation in court. Due to the serious impact this proposed legislation would have, ComEd and others are mounting a vigorous response in opposition to this legislative initiative.
ComEd and its representatives have been meeting with legislative leaders, and will continue to do so, in an effort to educate lawmakers about the need for rate relief and the dire consequences a continued rate freeze will create for the State of Illinois and consumers and the impact that rate freeze legislation will have on ComEd and its continuing ability to provide reliable electric service for Northern Illinois.
ComEd’s efforts to oppose the legislative initiative include a communications campaign to alert legislators and the public to the dangers of the proposed rate freeze extension. The central points that ComEd is conveying to legislators in Springfield and the general public include the following:
•	ComEd does not own generating facilities and beginning in 2007 must pay market prices for the electricity it must purchase to meet the needs of its customers. If ComEd is subject to a rate freeze and must purchase electricity at higher market prices, the rate freeze extension could lead Illinois to repeat the mistakes California made a few years ago. Ultimately, the rate freeze extension would cause Illinois consumers to pay more for electricity.

•	ComEd is illustrating the financial consequences of the proposed legislation beginning in 2007 with examples based upon ComEd’s revenues and expenses for 2005 and assumptions about market prices ComEd would be required to pay for electricity to serve the needs of its customers. In these illustrations, ComEd assumes its revenues and expenses (excluding power purchase costs and its impairment of goodwill) remain at 2005 levels during the proposed rate freeze extension. Under these assumptions, if ComEd is required to purchase energy at $55 per MWH, ComEd’s loss from operations is expected to be approximately $500 million per year during each year of the rate freeze extension. If ComEd is required to purchase energy at $65 per MWH, ComEd’s loss from operations is expected to be approximately $1.4 billion per year during each year of the rate freeze extension.

•	If the proposed legislation is enacted into law, it is likely to result in an immediate downgrade of ComEd’s credit ratings, possibly to junk bond status. The downgrade of ComEd’s credit ratings will make it more expensive and more difficult for ComEd to finance its operations and the capital improvements necessary to maintain reliability. The prospects for significant losses and lowered credit ratings are likely to cause suppliers of goods, services, and electricity to be cautious about doing business with a financially weakened ComEd. ComEd’s ability to purchase electricity under favorable long term contracts could be seriously impaired, resulting in increased costs for electricity purchased in spot markets.

•	If the rate freeze extension is enacted into law and not invalidated by the courts, the prospect for significant losses from ComEd operations during the rate freeze extension beginning in 2007 and the weakening financial condition of ComEd leading up to the proposed start of the rate freeze extension make it likely that ComEd would have to resort to the protection of the bankruptcy courts to continue as a going concern.

•	Since 1997, residential electric rates in Illinois have been reduced 20% and are frozen through the end of 2006. ComEd’s rates are currently among the lowest of major U.S. cities and are currently lower than rates consumers pay in New York, Boston, Los Angeles, San Francisco, San Diego, Philadelphia and Detroit, and are lower than the overall U.S. average.

•	ComEd is committed to a plan to ease residential customers’ transition from frozen rates to market rates. Under a plan proposed by ComEd, residential customers will pay no more than 1995 rates through 2009.
On February 20, 2006, ComEd issued a press release as part of its effort to inform the public of the effects of the proposed rate freeze extension. A copy of the press release is attached to this Report as Exhibit 99.1.
* * * * *
This combined Form 8-K is being filed separately by ComEd, Exelon and Exelon Generation Company LLC (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.
Forward-Looking Statements
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a Registrant include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2005 Annual Report on Form 10-K—ITEM 1A Risk Factors, (b) Exelon’s 2005 Annual Report on Form 10-K—ITEM 8 Financial Statements and Supplementary Data: Exelon—Note 20, Generation—Note 17, and ComEd—Note 17, and (c) other factors discussed in filings with the SEC by ComEd, Exelon and Generation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. Neither ComEd, Exelon nor Generation undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	ComEd Press Release dated February 20, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY
/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer

EXELON CORPORATION EXELON GENERATION COMPANY LLC
/s/ Michael Metzner
Michael Metzner
Vice President and Treasurer

February 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	ComEd Press Release dated February 20, 2006